Exhibit 10.99

February 6, 2026

SECURITIES PURCHASE AGREEMENT

Between

Bricklane Capital Management Limited

and

Nuburu, Inc.

This agreement is dated February 6, 2026

PARTIES

(1)
Bricklane Capital Management Limited at 10 Marina Boulevard, #09-01, Marina Bay Financial Centre Tower 2, Singapore 018983 (Seller); and
(2)
Nuburu, Inc., at 44 Cook Street, Suite 100, Denver, Colorado 80206 (Buyer).

BACKGROUND

(A)
The Seller is the registered holder of the securities issued by Heckler & Koch GmbH (Company) as listed on Appendix 1 (Sale Securities).
(B)
The Seller has agreed to sell and the Buyer has agreed to buy the Sale Securities subject to and on the terms and conditions of this agreement.

AGREED TERMS

1.
Interpretation
1.1
The definitions and rules of interpretation in this clause apply in this agreement.

Business Day: a day, other than a Saturday, Sunday or public holiday in Delaware, when banks in the State of Delaware are open for business.

Completion: completion of the sale and purchase of the securities in accordance with this agreement shall be on a delivery versus payment basis (and Complete shall be construed accordingly).

Completion Date: the date of this agreement plus 2 Business Days.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption), or any usufruct, right in rem, any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

Purchase Price: the purchase price for the Sale Securities to be paid by the Buyer to the Seller in accordance with clause 3.

Warranties: the warranties set out in clause 5.

1.2
References to clauses are to the clauses of this agreement.
1.3
A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.4
Clause headings shall not affect the interpretation of this agreement.
1.5
A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.6
Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.7
A reference to writing or written includes email but not fax (unless otherwise expressly provided in this agreement).
1.8
Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
1.9
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.10
References to a document in agreed form is to that document in the form agreed by the parties and initialed by them or on their behalf for identification.
1.11
Unless the context requires otherwise, a reference to any legislation or legislative provision includes:
(a)
such legislation or legislative provision as amended, extended or re-enacted from time to time; and
(b)
all subordinate legislation made from time to time under that legislation or legislative provision.
2.
Sale and purchase

On the terms of this agreement, at Completion, the Seller shall sell and the Buyer shall buy the Sale Securities with full title guarantee free from all Encumbrances, together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after Completion.

3.
Purchase price

The aggregate Purchase Price is $15 million (Fifteen Million Dollars) for the Sale Securities, payable in accordance with clause 4, and the performance pursuant to clause 4, shall constitute a valid discharge of the Buyer's obligation to pay the relevant part of the consideration when due.

4.
Completion
4.1
At Completion the Buyer shall pay the entire Purchase Price to the Seller through the issuance of a convertible promissory note in the form acceptable to the Seller and the Sale Securities shall be transferred to the Buyer simultaneously by way of 'delivery versus payment' (DVP).
5.
Warranties

The Seller warrants to the Buyer, as at the date of this agreement as at Completion, that:

(a)
the Seller is the sole legal and beneficial owner of the Sale Securities free from

Encumbrances;
(b)
the Seller has the requisite power and authority to enter into and perform this agreement and the documents referred to in it (to which it is a party), and they constitute (or will constitute, when executed) valid, legal and binding obligations on the Seller in accordance with their respective terms;
(c)
the execution and performance by the Seller of this agreement and the documents referred to in it (to which it is a party) will not breach or constitute a default under the Seller's articles of association, or any agreement, instrument, order, judgement or other restriction which binds the Seller;
(d)
the Sale Securities are free from all Encumbrances and there is no agreement or commitment given to create an Encumbrance affecting the Sale Securities;
(e)
after Completion, the Seller will not hold any interest (whether legal or beneficial) in the issued share capital of the Company; and
(f)
Seller is not aware of any facts or circumstances regarding the Company that materially differ from the information publicly disclosed by the Company.

The Buyer warrants to the Seller, as at the date of this agreement as at Completion, that:

(a)
the Buyer has the requisite power and authority to enter into and perform this agreement and the documents referred to in it (to which it is a party), and they constitute (or will constitute, when executed) valid, legal and binding obligations on the Buyer in accordance with their respective terms;
(b)
the execution and performance by the Buyer of this agreement and the documents referred to in it (to which it is a party) will not breach, constitute a default and in compliance with the Buyer’s articles of incorporation, or any agreement, instrument, order, judgement or other restriction or any other law, rule or regulation, which binds the Buyer;
(c)
it has had access to all information that it believes is necessary or appropriate for the purchase of the Sale Securities and it has made and relied upon its own assessment on the Sale Securities and confirms that the Buyer has made no representations or warranties other than those set out in this agreement and has no responsibility with respect to any for any claims in relation or in connection with the determination of the sale price of the Sale Securities; and
(d)
it is not in possession of any price sensitive information in respect of the issuer of the Sale Securities, which is not generally available and will not deal with the Sale Securities in violation of insider trading or other securities laws.

6.
Further assurance
6.1
At its own expense, the Seller shall, and shall procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this agreement.
6.2
The Seller undertakes to the Buyer that, if and for so long as it remains the registered holder of any of the Sale Securities after Completion, it shall:
(a)
hold such Sale Securities, together with all dividends and any other distributions of profits or other assets in respect of such Sale Securities, and all rights arising out of or in connection with them, in trust for the Buyer;
(b)
subject to applicable laws and regulations, deal with and dispose of such Sale Securities, dividends, distributions, assets and rights as the Buyer shall direct;
(c)
subject to applicable laws and regulations, exercise all voting rights attached to such Sale Securities in such manner as the Buyer shall direct; and
(d)
if required by the Buyer, execute all instruments of proxy or other documents as may be necessary to enable the Buyer to attend and vote at any meeting of the Company.
7.
Assignment

This agreement is personal to the parties and neither party shall assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any of its rights and obligations under this agreement without the prior written consent of the other party.

8.
Entire agreement

This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

9.
Variation and waiver

No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

10.
Notices
10.1
Any notice or other communication given to a party under or in connection with this agreement shall be in writing and shall be:
(a)
delivered by courier or other next working day delivery service at the addresses under the heading “Parties” on page 2; or
(b)
sent by email to that party’s email address as follows:
(i)
the Seller:
(ii)
the Buyer: Alessandro.zamboni@nuburu.net and

barry@bjlevine.com
10.2
Any notice or communication shall be deemed to have been received:
(a)
if delivered by hand, at the time the notice is left at the address set out in the description of parties in paragraph 1 of this agreement;
(b)
if sent by courier or other next working day delivery service, at 9.00 am on the second Business Day after posting; or
(c)
if sent by email, at the time of transmission, or, if this time falls outside business hours on a Business Day, when business hours resume. In this clause 10.2(c), business hours means 9.00 am to 5.00 pm on an Business Day.
10.3
This clause 10 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
11.
Severance

If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this agreement.

12.
Costs

Except as expressly provided in this agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this agreement including any stamp duties, goods and services tax and other duties and taxes to which the party may be subject.

13.
Third party rights

This agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 2001, or other applicable rules or interpretations relating to rights of third parties, for a person who is not a party to this agreement to enforce any term of this agreement.

14.
Governing law and jurisdiction
14.1
This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the State of Delaware.
14.2
Each party irrevocably agrees that the Delaware Courts shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

This agreement has been executed as of the date first set forth above.

Executed on behalf of Bricklane Capital Management Limited /s/ Robert Babcock Name: Robert Babcock Designation: Director
Executed on behalf of Nuburu, Inc. /s/ Alessandro Zamboni _ Name: Alessandro Zamboni Designation: Co-Chief Executive Officer

Appendix 1
BBG Code	Security Name	ISIN	SEDOL	Currency	Quantity
MLHK Equity	Heckler & Koch AG – Ordinary Shares	DE000A11Q133	N.A.	EUR	295,000 shares